Exhibit (m)(7)
SCHEDULE A
to
SERVICE PLAN
(Between Pacific Select Fund and Pacific Select Distributors, Inc.)
Portfolios – Class I Shares Only
U.S. Fixed Income Portfolios:
Cash Management Portfolio (formerly called Money Market Portfolio)
Diversified Bond Portfolio
Floating Rate Income Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Protected Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
Non-U.S. Fixed Income Portfolio:
Emerging Markets Debt Portfolio
U.S. Equity Portfolios:
American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio (formerly called Diversified Research Portfolio)
Equity Index Portfolio
Focused 30 Portfolio
Growth Portfolio (formerly called Growth LT Portfolio)*
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Value Advantage Portfolio
Sector Portfolios:
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Non-U.S. Equity Portfolios:
Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio

Pacific Select Fund Service Plan Schedule A

International Value Portfolio
Alternative Strategies Portfolios:
Currency Strategies Portfolio
Global Absolute Return Portfolio
Precious Metals Portfolio
Asset Allocation/Balanced Portfolios:
American Funds® Asset Allocation Portfolio
Pacific Dynamix – Conservative Growth
Pacific Dynamix – Moderate Growth
Pacific Dynamix – Growth
Portfolio Optimization Conservative
Portfolio Optimization Moderate Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization – Aggressive-Growth

*	This change is effective May 1, 2013.
Effective: April 30, 2013
Agreed to and Accepted by:
PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon

Name: Adrian S. Griggs		Name: Jane M. Guon
Title: Chief Executive Officer		Title: Secretary